EXHIBIT 4.1




                                Interactive Data
                                 14 Wall Street
                            New York, New York 10005

                                  May 26, 1999

Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, Illinois  60181


    Re: Van Kampen Focus Portfolios, Municipal Series 317 (A Unit Investment
     Trust) Registered Under the Securities Act of 1933, File No. 333-77183
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Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                     James Perry
                                                                  Vice President